SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use
                                         of the Commission Only
                                         (as permitted by
                                         Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
     14a-12

                  THE PEOPLES HOLDING COMPANY
      ---------------------------------------------------
       (Name of Registrant as Specified In Its Charter)

 Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to
      Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-
          6(i)(4) and 0-11:

          1) Title of each clas of securities to which trans action applies:
          2) Aggregate number of securities to which transac tion applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          4)  Proposed maximum aggregate value of transaction:
          5)  Total fee paid:
[X]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  THE PEOPLES HOLDING COMPANY

                  DEFINITIVE PROXY STATEMENT


                           CONTENTS


          Notice of meeting to shareholders  ................ 3

          Proxy statement  .................................. 4

          Appendix A,  Proxy Form  ..........................

                    THE PEOPLES HOLDING COMPANY
                           P. O. BOX 709
                     TUPELO, MISSISSIPPI 38802

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON APRIL 11, 1995

TO THE STOCKHOLDERS:

   Notice is hereby given that the Annual Meeting of Stockholders of The Peoples Holding Company (the "Company") will be held at the principal office of The Peoples Bank and Trust Company at 209 Troy Street, Tupelo, Mississippi, on April 11, 1995, at 2:00 o'clock p.m. for the purpose of considering and voting on the following matters:

          (1) Authority to elect as members of the board of directors for the terms specified the five (5) nominees presented in the proxy material.

          (2) To consider and act upon a proposal to amend the articles of incorporation to increase to 7,500,000 the number of authorized shares of common stock.

          (3)  To ratify the appointment of Ernst and Young
          LLP of Memphis, Tennessee, as auditors for the Company for the current year.

          (4) To exercise its discretion on any other matters which properly come before said meeting.

Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement accompanying this Notice.

   BY ORDER OF THE BOARD OF DIRECTORS

March 17, 1995                     /s/  John W. Smith
                                  ---------------------
                                     Signature

                             IMPORTANT
WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK,
SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE
PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED
STATES, AS PROMPTLY AS POSSIBLE.

                    THE PEOPLES HOLDING COMPANY

                          PROXY STATEMENT

    ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 11, 1995

                           INTRODUCTION

   The accompanying Proxy is solicited by and on behalf of the Board of Directors of The Peoples Holding Company (the "Company") for use at the Annual Meeting of Stockholders to be held on April 11, 1995, and any adjournments thereof. The time and place of the meeting is set forth in the accompanying Notice of Meeting. All expenses of preparing, printing and mailing the Proxy and all materials used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview and telephone by directors, officers and other employees of the Company, none of whom will receive additional compensation for their services. The date on which this Proxy Statement and the accompanying Proxy are first being sent or given to Stockholders of the Company is March 17, 1995.

                      PURPOSE OF THE MEETING

The annual meeting will be held for the purpose of:
1. Electing five members of Board of Directors of the Company for terms specified;
2. Considering and acting upon a proposal to amend the articles of incorporation to increase to 7,500,000 the number of authorized shares of common stock;
3.  Voting on auditors for the Company for the current year;
4. Transacting such other matters as may properly come before the meeting.


                   VOTES REQUIRED FOR APPROVALS

   The Company has issued and outstanding 2,604,760 shares of Common Stock, par value of $5.00 per share, which is the only class of stock outstanding. Only the holders of record of Common Stock of the Company at the close of business on March 17, 1995, are entitled to notice of and vote on the matters to come before the Annual Meeting of Stockholders or any adjournment thereof.
   Presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting is necessary to constitue a quorum at the Meeting or any adjournment thereof.
   A stockholder is entitled to one (1) vote, in person or by proxy, at the Annual Meeting for each share of Common Stock of the Company held of record in his or her name at the close of business on the record date, March 17, 1995.

   Affirmative vote of a majority of the outstanding shares of Common Stock of the Company is required to elect directors. Each shareholder shall have the right to vote, allocable to the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as the number of directors multiplied by the number of votes allocable to his share equal, or to distribute such votes, on the same principle, among as many candidates as he shall see fit; without any conditions precedent to such action.
   Affirmative vote of a majority of outstanding shares of Common Stock of the Company is required to approve the proposed amendment to the articles of incorporation.
   Affirmative vote of a majority of outstanding shares of Common Stock of the Company is required to approve auditors.
   Stockholders may designate a person or persons other than those named in the enclosed Proxy to vote their shares at the Annual Meeting or any adjournment thereof. As to any other matter or business which may be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompany-ing Proxy in accordance with the judgment of the person or persons voting the same, but the management and Board of the Company do not know of any other matters or business to come before the meeting. Any stockholder has the power to vote his or her Proxy at any time, insofar as it has not been exercised, by written notice or subsequently dated Proxy, received by the Company, or by oral revocation given by the stockholder in person at the Annual Meeting or any adjournment thereof.

               PRINCIPAL HOLDERS OF VOTING SECURITY

   The Company has only Common Stock outstanding and as of January 31, 1995, the Company had 2270 stockholders of record. To the knowledge of management of the Company, no stockholder owns beneficially more than five (5) percent of the Company's out-standing Common Stock. As of January 31, 1995, policy making officers and directors as a group beneficially owned a total of one hundred eighty-four thousand seven hundred thirty-three (184,733) shares, or seven and nine one hundredths (7.09%) of total shares of Common Stock outstanding.

                       ELECTION OF DIRECTORS

   The charter of incorporation and bylaws of the Company provide for a board of not less than seven nor more than twenty members to be determined annually by the affirmative vote of a majority of the entire Board of Directors of the Company. The number of directors is currently fixed at fourteen, and the Board of Direc-tors has voted to fix the number of members at fourteen for the ensuing year. The Board of Directors is divided into three clas-ses having staggered terms. All five of the directors whose terms end in 1995 have been nominated for re-election to another term.

   The five persons named below will be nominated for election to serve terms for the period indicated below and until their succes-sors are duly elected and qualified. It is the intention of the persons named in the proxy to vote for the election of the five nominees. The following table sets forth the name, age, principal occupation or position, periods of service as a director, number of shares of company stock beneficially owned and certain other information as to said directors and nominees:

[CAPTION]
NAME; AGE;                                     SHARES OF COMPANY STOCK
POSITION; and                                    OWNED DIRECTLY and
PRINCIPAL                      DIRECTOR           (INDIRECTLY) and
OCCUPATION                     SINCE(1)        PERCENTAGE OF TOTAL (2)

          NOMINEES FOR 3-YEAR TERMS ENDING IN  1998:
[S]                            [C]               [C]               [C]
Dr. Walter L. Bourland;         1983             25,208            .97%
 69; retired physician                           (1,861)           .07%

John W. Smith; 59;              1978              6,541             *
 President, The Peoples                          (1,449)
 Holding Company and
 The Peoples Bank and
 Trust Company

Jimmy S. Threldkeld; 62;        1974             10,329             *
 President, JCO, Inc.,                               (0)
 real estate development

Robert H. Weaver; 63;           1980             32,781           1.26%
 attorney, Watkins,                                  (0)  (3)
 Ludlam & Stennis

J. Larry Young; 56;             1982              1,204             *
 pharmacist and partner,                           (117)
 Ramsey-Young Pharmacy

[CAPTION]
                 DIRECTORS WITH TERMS ENDING IN 1996:
[S]                            [S]               [C]               [C]
William M. Beasley; 43;         1989             10,917              *
  attorney, Mitchell, Voge,                      (5,206)
  Beasley and Corban

A. M. Edwards, Jr.; 68;         1983              2,561              *
 attorney, Edwards, Storey,                      (2,561)
 Marshall & Helveston

Eugene B. Gifford, Jr.; 60;     1987             15,730              *
 attorney; Gifford and                           (5,819)
 Allred

Leonard W. Walden; 71;          1982             13,760              *
 President, Builder's                            (1,211)
 Supply, Inc.
[CAPTION]
             DIRECTORS WITH TERMS ENDING IN 1997:
[S]                            [C]               [C]              [C]
George H. Booth, II; 41;                            660              *
 Secretary, Tupelo                                   (0)
 Hardware Company (whole-
 sale and retail hardware)

Frank B. Brooks; 51;            1989              5,842              *
  farmer                                           (588)

Robert C. Leake; 62;            1973              8,748              *
 President, Leake &                              (3,657)
 Goodlett, Inc. (building
 supplies and contractors)
 Chairman, Board of Directors
 of The Peoples Holding Company
 and The Peoples Bank and
 Trust Company

David P. Searcy; 70; cattle     1973              4,426              *
 farmer and retired busi-                        (2,061)
 nessman

J. Heywood Washburn; 64;        1982             10,662              *
 sales associate, TRI, Inc.,                    (10,834)
 (real estate agency)

(1) The Company was formed in 1982. Dates stated for years prior to 1982 indicate the first year of service as a director of The Peoples Bank and Trust Company. Persons who were serving as directors of The Peoples Bank and Trust Company in 1982 also became directors of the Company at that time.

(2)  Less than 1% ownership is marked with an asterisk (*).

(3)  Excludes 5,132 shares owned by his wife for which Mr.
Weaver disclaims beneficial ownership.

   All of the directors and nominees for the terms listed above presently serve on both the Board of Directors of the Company and of The Peoples Bank and Trust Company. All shares of the Bank are owned by the Company.




             COMPENSATION, MEETINGS AND COMMITTEES OF
                      THE BOARD OF DIRECTORS

   Compensation of Directors. Directors who are officers of the Company receive no additional compensation for their service as directors. The Board of Directors fixes the compensation for outside directors and currently, outside directors are paid a monthly fee of $200.00 plus an additional monthly fee of $200.00 for each regular board meeting they attend. Directors are also paid an additional fee of $200.00 for each committee meeting or special called board meeting which they attend. The Chairman of the Board is paid $1,666.67 per month plus a fee of $200.00 for each committee meeting which he attends.

   Meetings and Attendance. The Board of Directors of the Company met eight times during 1994. No director attended less than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the board on which they served. The Board of Directors of the Bank met thirteen times during 1994.

   Executive Committee. The Executive Committee has charge over all matters under the direction and control of the Board of Directors which may require attention between regular meetings of the Board of Directors. The members of the Executive Committee are Robert C. Leake, Chairman, Dr. Walter L. Bourland, A. M. Edwards, Jr., David P. Searcy, John W. Smith and Jimmy S. Threldk-eld. The committee met fourteen times during 1994 with no member attending less than 75% of the meetings.

   The Board of Directors of the Company performs the functions of the Compensation Committee, the Personnel Committee and the Nomi-nating Committee. Mr. Smith does not attend or participate in board meetings when executive salaries and other executive bene-fits are discussed and approved. The members of the board that make up the Compensation Committee and the Personnel Committee are: William M. Beasley, George H. Booth, II, Frank B. Brooks, Dr. Walter L. Bourland, A. M. Edwards, Jr., Eugene B. Gifford, Jr., Robert C. Leake, David P. Searcy, John W. Smith, Jimmy S. Threldkeld, Leonard W. Walden, J. Heywood Washburn, Robert H. Weaver and J. Larry Young.

   Compensation Committee Interlocks and Insider Participation. John W. Smith serves on the board which acts as the Compensation Committee. He does not attend or participate in any board meet-ings when executive salaries or other executive benefits are discussed and approved.



   Audit Committee. The Audit Committee of the Board of Directors of the Bank also functions as the Audit Committee of the Company and is composed of the following directors: William M. Beasley, Chairman, Dr. Walter L. Bourland, A. M. Edwards, Jr., Jimmy S. Threldkeld and Leonard W. Walden. The Audit Committee is an independent committee made up entirely of outside directors who are independent of management of the Company. The Audit Committee meets with the internal auditors and with the independent public accountant and reports regularly to the Board of Directors. The Audit Committee met eleven times during 1994.

               PROPOSED AMENDMENT TO ARTICLES OF
                   INCORPORATION INCREASING
             NUMBER OF AUTHORIZED SHARES OF STOCK

          The Board of Directors has proposed an amendment to the Articles of Incorporation, as previously amended, and directed that the amendment be submitted to the shareholders for approval. The amendment would increase the number of authorized shares of common stock from 4,200,000 to 7,500,000.

          Full text of the proposed resolution and amendment is as follows:

          RESOLVED, that Article Fourth of the Articles of Incor-poration of The Peoples Holding Company, as previously amended, be amended to read as follows:

          FOURTH: The aggregate number of shares which the corpo-ration shall have authority to issue is Seven Million Five Hundred Thousand (7,500,000) shares of common stock, all of one class, having a par value of Five Dollars ($5.00) each.

          Of the 4,200,000 authorized shares of common stock, 2,604,760 shares are presently issued and outstanding. The Board of Directors believes that the proposed increase in the number of authorized shares of common stock will benefit the Company by improving its flexibility and responding to future business needs and opportunities. The additional authorized shares will be available for issuance from time to time in connection with further stock splits in the form of stock dividends, financings, acquisitions and for other corporate purposes which the Board of Directors may deem advisable. The Board of Directors has no present intention of addition acquisitions or additional stock dividends.

          The common stock of the Company was split three-for- one in 1987, and there have been subsequent stock dividends of four percent in the years 1990, 1991 and 1994. 206,025 shares of stock were issued in connection with the Lakes Capital Corporation (Bank of Water Valley) merger in 1987, and 91,226 shares were issued in connection with the merger with New South Capital Corporation (New South Bank) in 1994.

          If the amendment is approved, the increased number of authorized shares of common stock, as well as the presently autho-rized but unissued shares of common stock, might be utilized in a transaction which could have the effect of delaying or preventing a change of control of the Company, which some or a majority of the stockholders may consider desirable. Such stock could be issued to third parties to discourage a takeover attempt or to dilute the ownership interest of a substantial stockholder who opposes board policies.

          The Articles of Incorporation contain certain provisions which might have the effect of delaying or preventing a change in control of the Company, such as a classified board of directors and approval by not less than eighty percent of the outstanding shares of certain transactions involving a shareholder owning or controlling twenty percent or more of the voting stock of the Company. The Board of Directors does not presently intend to propose other changes to the Articles of Incorporation which might be construed to have the effect of discouraging takeover attempts, and neither is the Board aware of any present effort or threat to obtain control of the Company.
          The Board of Directors unanimously recommends that you vote FOR this proposal.

                        EXECUTIVE OFFICERS

   All executive officers of the Company are elected by the Board of Directors and hold office for a term of one year and thereafter until their successors are elected and qualified. The following information with respect to executive officers of the Company is provided:

[CAPTION]

NAME                  AGE    POSITION HELD AND YEAR FIRST ELECTED
[S]                   [C]    [C]
John W. Smith         59     Director and Executive Vice President
                             of the Company from July, 1983, until
                             July, 1993, and Director and President
                             since July, 1993.
                             Director and Executive Vice President
                             of the Bank from 1978 and 1976, res-
                             pectively, until July 1993, and Direc-
                             tor and President since July, 1993.


    The Administrative Committee of the Employee Stock Ownership Plan is composed of three participants of the Plan, none of whom are in the executive management of the Company.


[CAPTION]
                  SUMMARY COMPENSATION TABLE

                      ANNUAL COMPENSATION
NAME                                              OTHER     ALL
AND                                               ANNUAL   OTHER
PRINCIPAL                                         COMPEN-  COMPEN-
POSITIONS               YEAR  SALARY(1) BONUS(1)  SATION   SATION
[S]                     [C]   [C]       [C]       [C]      [C]
John W. Smith           1994  $180,000  $10,588      (2)       (3)
President and           1993  $164,711  $13,114      (2)       (3)
CEO since               1992  $150,576      0        (2)       (3)
July, 1993


All Policy              1994  $334,197  $10,588                (3)
Making Officers         1993  $415,719  $18,532                (3)
and Directors           1992  $488,625     0                   (3)
as a Group (14)

Compensation for the executive officers was set based on the evaluation of the salary records of the peer group of bank holding companies in the state and in the region and on the performance of the Company.

   (1) Salary and bonus forms of compensation are composed of salary and directors' fees paid currently and salary and directors' fees the payment of which was deferred under either the Directors' Deferred Fee Plan or the Executive Deferred Compensation Plan.



   (2) No disclosure is necessary of the aggregate amount of personal benefits if less than the lesser of $50,000.00 or 10% of the cash compensation disclosed in the cash compensation table. Officers and employees use their personal automobiles for bank business and are reimbursed at a rate of $.29 per mile.

   (3) See pages 13-14, Directors' Deferred Fee Plan and Executive Deferred Compensation Plan.

COMPENSATION COMMITTEE

   The Board of Directors of the Company performs the function of the Compensation Committee. Mr. Smith does not attend the board meeting when the executive salaries and other executive benefits are discussed and approved. The members of the board that make up the Compensation Committee are: Robert C. Leake, Chairman, William M. Beasley, George H. Booth, II, Frank B. Brooks, Dr. Walter L. Bourland, A. M. Edwards, Jr., Eugene B. Gifford, Jr., David P. Searcy, John W. Smith, Jimmy S. Threldkeld, Leonard W. Walden, J. Heywood Washburn, Robert H. Weaver, and J. Larry Young.

EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

   The Bank adopted an Employee Stock Ownership Plan effective as of January 1, 1981, and the Company adopted said plan effective as of November 1, 1983. The plan has subsequently been amended to comply with all law changes. This plan covers all employees who have attained the age of twenty-one and have at least one year of continuous service. The non-officer directors of the Company do not participate in the Plan. The Bank set aside $400,000 in 1994 for this Plan. The amount set aside is used to purchase shares of the Company stock and other stock which is held in trust for the employees until retirement, death, or break in service. The Plan presently owns 153,146 shares of the common stock of the Company or 5.88% of the total outstanding shares. These shares are voted by the employees participating in the Plan. Eligible employees participate in the Plan based on their salary for the year.
Benefits are distributed in the form of shares held for the employee's account.

   At the beginning of 1994, the Plan held 135,325 shares of common stock of the Company. Between January 1, 1994, and December 31, 1994, 21,168 additional shares were purchased less 3,347 shares distributed to retired and terminated participants, bringing the total at the end of 1994 to 153,146 shares. All Company stock purchased for the Plan was either purchased on the open market or from terminated ESOP participants. John W. Smith participated in the contribution to the Employee Stock Ownership Plan, and his share of the contribution for 1994 was approximately $5,707.60.


PENSION PLAN

   The Pension Plan of the Bank has been adopted by the Company. Listed in the table below are the Retirement Benefits estimated to be paid to participants in the Company's Pension Plan at normal retirement date, age 65. The Non-Officer Directors of the Company do not participate in the Plan. The Plan allows early and delayed retirement. The Company elected to adopt Financial Accounting Standards Board Statements of Financial Accounting Standards (FAS) No. 87 and No. 88 in 1986. The Pension expense since 1986 has been computed under those statements, resulting in an expense of $323,640 in 1991, an expense of $486,925 in 1992, an expense of $592,811 in 1993, and an expense of $593,688 in 1994 under (FAS) No. 87 and an expense of $159,294 under (FAS) No. 88 in 1992 due to a voluntary Early Retirement Window. No expense has resulted from (FAS) No. 88 in prior years. The Company's funding policy is to contribute annually an amount that falls within the minimum and maximum amount determined by consulting actuaries in accordance with the Employee Retirement Income Security Act of 1974. The Company contribution to the Plan for 1994 was $730,803. Said evaluation is based on data concerning all employees participating in the Plan as a group. The actuary does not compute and assign any part of a total contribution as the current cost of retirement benefits for a specific employee.

   The table below shows the estimated maximum current benefits payable under the Plan assuming retirement at age 65 of persons in the specified remuneration and years of service classification.
[CAPTION]
                         ESTIMATED CURRENT ANNUAL PENSION
   FINAL AVERAGE         BENEFITS FOR REPRESENTATIVE YEARS
ANNUAL COMPENSATION      __________OF SERVICE____________
                           15          20              25
[S]                     [C]         [C]            [C]
     10,000              2,100       2,800           3,500
     20,000              4,200       5,600           7,000
     30,000              7,110       9,480          11,850
     40,000             10,110      13,480          16,850
     50,000             13,110      17,480          21,850
     60,000             16,110      21,480          26,850
     80,000             22,110      29,480          36,850
    100,000             28,110      37,480          46,850
    120,000             34,110      45,480          56,850
    140,000             40,110      53,480          66,850
    160,000             46,110      61,480          76,850
    180,000             52,110      69,480          86,850
    200,000             58,110      77,480          96,850
    220,000             64,110      85,480         104,055

Assumption--Age 65, no survivor annuity, straight life, 10 year certain, annual Covered Compensation of 21,000.

   The estimated credited years of service and the compensation covered by the Plan, where required, for each of the individuals named in the Cash Compensation Table are as follows: John Smith 29 ($190,714.00). (For Plan years beginning after December 31, 1993, certain limitations on compensation will apply if still applicable at the retirement of the participant. Currently the maximum compensation amount is $150,000.00.)

   John Smith has a three year employment contract with the Company. This employment contract shall not be effective unless there be a final consummation of a takeover transaction which is not recommend-ed by the affirmative vote of a majority of the Board of Directors. The annual compensation to be paid during the term of the contract shall be the same amount as the officer's salary as of his final date of employment immediately preceeding the effective date of the employment contract, together with all Pension Plan, Employee Stock Ownership Plan, Executive Deferred Compensation Plan and other fringe benefits to which the officer is entitled.

BENEFIT RESTORATION PLAN

   Effective May 1, 1991, The Peoples Bank and Trust Company established a Benefit Restoration Plan. Due to subsequent changes in the federal tax laws governing the integration of social security benefits into the pension plan formula, The Peoples Bank & Trust Company again amended The Peoples Bank & Trust Company Pension Plan, and on December 13, 1994, restated the Benefit Restoration Plan effective January 1, 1994. This plan is an unfunded non-qualified deferred compensation plan maintained solely for the purpose of restoring certain benefits for officers covered under The Peoples Bank and Trust Company Pension Plan who experienced a decrease of $50 or more in the present value of their pension benefits and had a $100 or more decrease in the projected amount of their future benefits resulting from an amendment to the Plan which revised the plan's Social Security integration formula in order to comply with recent IRS regulations. The plan will pay the eligible employees a benefit equal to the difference in what their benefit is under the revised plan and what their benefit would have been under the plan prior to its amendment.

   The normal retirement age under the Benefit Restoration Plan is age 65 and the employee is eligible for early retirement upon reaching the age of 55, provided the employee has 15 years of service with the bank. A death benefit equal to a 50% joint and survivor annuity will be payable to the employee's spouse in the event of his or her death. During 1994 the bank contributed $45,179 to this plan.

INCENTIVE COMPENSATION PLAN

          The Board of Directors of the Bank adopted an Incentive Compensation Plan to be effective January 1, 1988, and this plan was subsequently revised and amended effective January 1, 1993. Incentive benefits will be paid to eligible officers and employees after the end of each calendar year and shall be based upon performance of the Bank during each such calendar year. The funds available for cash distribution under this plan shall be determined
(a) by setting aside one percent (1%) of the average assets of the Bank after taxes, after allocation of annual contribution to Employee Stock Ownership Plan and after incentive pay as determined by this formula; (b) by subtracting from the annual net income of the Bank prior to taxes, Employee Stock Ownership Plan contribution and incentive pay computed under this plan, the amount determined to be one percent (1%) of average assets after taxes, after Employee Stock Ownership Plan contribution and after incentive pay as determined by this formula; (c) by appropriating thirty percent (30%) of any excess of net income over one percent (1%) of average assets as computed above for distribution among eligible officers and employees under this plan.

          Said funds as above computed and appropriated shall be distributed among the eligible officers and employees of the Bank according to the relationship that each individual's earnings has to the total earnings of all eligible employees of the plan. Provided, however, that the president of the Bank shall not be eligible to participate in this plan. Provided, further, however, that any officer or employee whose score on their latest annual personal employee evaluation is not sufficient to merit an increase in salary shall not be eligible for participation in this plan. Payment shall be made to all eligible bank officers and employees who were officers or employees of the Bank on January 1 and have continued in employment through December 31 of the year for which payments are being made. Provided, however, that prorata benefits will be paid upon the earnings of any otherwise eligible officers or employees separated from service during such year for which benefits are being paid through death, retirement or long term disability.

          Prior service with a bank acquired by or merged into The Peoples Bank and Trust Company shall not be treated as credible service under this plan.

          During 1994, the bank contributed $147,522 to this plan.

EXECUTIVE INCENTIVE COMPENSATION PLAN

          The President of the Bank is covered under this plan which is based upon a broader criteria of bank performance. Compensation is determined under a formula based upon the return on assets (ROA) of the Company and the criticized assets (CA) of the Bank.

          Return on assets will be computed upon net profits after taxes and payment of Executive Incentive Compensation and all other bonuses payable to officers and employees.

          Criticized assets will be a total of substandard loans, doubtful loans, loss loans, other real estate, repossessed assets, substandard securities and fifty percent of OAEM. The percentage ratio of the above total of criticized assets to year-end equity plus loan loss reserves will then be determined.

          The scores from the calculations of return on assets and criticized assets will be applied to the following plan formula:
[CAPTION]
     ROA      SCORE            CA                SCORE
[S]           [C]              [C]               [C]
     .99        0%             50%                 0%
    l.075      10%             47%                10%
    l.l50      20%             44%                20%
    l.225      30%             41%                30%
    l.300      40%             38%                40%
    l.375      50%             35%                50%
    l.450      60%             32%                60%
    l.525      70%             29%                70%
    l.600      80%             26%                80%
    l.675      90%             23%                90%
    l.750     l00%           0-20%               100%

Interpolation will be used to determine the score for ratios falling between the parameters listed above. The calculation will be made using the above scores and the Incentive Compensation will be awarded based on the equation as follows: ROA Score x CA Score x
Base Salary=Executive's Incentive Compensation.

The Board of Directors approved the sum of $10,588 to fund the plan for 1994.
No other remuneration payments are proposed in the future to officers directly or indirectly pursuant to any existing plan or arrangement.

DIRECTORS' DEFERRED FEE PLAN AND
EXECUTIVE DEFERRED COMPENSATION PLAN

   (3) On November 12, 1985, the Board of Directors adopted the Directors' Deferred Fee Plan and the Executive Deferred Compensation Plan, hereinafter referred to as Part A, and effective January 1, 1989, eligible directors and employees were given the opportunity to defer additional compensation under Part B of these Plans. Under the terms of the Plans, non-employee directors and eligible employees may elect to defer, respectively, up to 100% of directors' fees and retainers and up to 10% of salary, as approved from time to time by the Administrative Committee of the Plans. Amounts deferred under Part A of the Plans accrue interest annually at 130% of the Moody's Average Corporate Bond Rate for the month of October preceding December 31 of each preceding year, and amounts deferred under Part B of the Plans accrue interest annually at the Moody's Average Corporate Bond Rate for the month of October preceding December 31 of each preceding year. If a Participant remains an employee or director until his or her normal retirement date and shall then retire, the Company is obligated to pay to the Partici-pant an amount equal to the amount originally deferred under Part A as annually compounded by 130% of the Moody's Average Corporate Bond Rate and at the Moody's Average Corporate Bond Rate for the amount originally deferred under Part B until the Participant's normal retirement date. That result will then continue to be annually compounded by the appropriate percentage (130% in the case of Part
A and 100% in the case of Part B) of the Moody's Average Corporate Bond Rate being used at the time of normal retirement until the time the total retirement benefit, which will generally be paid monthly over a 15 year period, is completed. If a Participant terminates his or her employment prior to normal retirement, he or she will receive a termination benefit upon the earlier of (i) the Parti-cipant's death or (ii) attainment of his or her early retirement date or (iii) at the time said Participant ceases his or her employment if such date is later than his or her early retirement date. This benefit shall be determined by improving the Parti-cipant's deferrals under Part A by the Moody's Average Corporate Bond Rate and under Part B by 75% of the Moody's Average Corporate Bond Rate, each as compounded on an annual basis if said Participant has been an employee or a director for less than ten years or if employment is discontinued for cause and by 130% and 100%, respec-tively, of the Moody's Average Corporate Bond Rate as compounded on an annual basis if said Participant has been an employee or director for ten or more years with such amount being computed from the date of entry to the termination date of the Participant. This benefit will normally be paid monthly over a fifteen year period.

   If a Participant shall die after he or she begins receiving a benefit but before receiving 180 installments of his or her benefit, the amount will be continued to the Participant's beneficiary until the balance of 180 monthly payments have been made. If a Partici-pant dies prior to the time he or she begins receiving a benefit, his or her beneficiary is entitled to the higher of the Pre-Retirement Death Benefit or the Participant's Accrued Benefit under the Plan. This benefit will normally be paid monthly over a fifteen year period.

   The Plans are administered by an Administrative Committee which is appointed by the Board, and the Committee has the authority to amend the Plans or extend them for additional years, subject to the right of the Board to terminate the Plans. The committee has approved deferrals under the Plans for 1994 at the rates provided for under the terms of the Plans. The Plans are unfunded, and it is anticipated that they will result in no cost to the Company over the term of the Plans because life insurance policies on the lives of the Participants have been purchased in amounts estimated to be sufficient to pay benefits under the Plans. The Company is both the owner and beneficiary of all the insurance policies. On December 31, 1994, there were eight directors and twenty officers participat-ing in Part A of the Plan and eleven directors and thirty-six officers participating in Part B of the Plans. During 1994, $4,044.60 was paid from the Directors' Deferred B Plan as widows' benefits of deceased directors and $5,898.00 was paid in benefits to retired directors. In addition $10,484.64 was paid in benefits to retired non-executive officers, and $38,076.00 was paid to the widow of a deceased non-executive officer. Amounts deferred during 1994 by the individuals in the groups specified in the cash compensation table are included in the totals disclosed in the table. Amounts accrued during 1994, including deferrals, were as follows: Mr. Smith, $3,048.00 in Part A and $1,831.45 in Part B; all executives and directors, including retired executives and directors as a group, $75,454.26 in Part A and $205,997.00 in Part B.

                         PERFORMANCE TABLE

                                Fiscal year ending
                    ----------------------------------------------
Company              1989    1990    1991    1992    1993    1994
                    ----------------------------------------------
The Peoples
Holding Company      $100   $97.72  $98.98  $142.05 $173.02 $191.13

Industry Index        100    88.18  144.25   149.62  158.14  158.80

Broad Market          100    81.12  104.14   105.16  126.14  132.44

Peer Group            100    90.47  122.93   168.44  210.71  215.54


This chart sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to The Peoples Holding Company's shareholders during the five year period ended December 31, 1994, as well as the NASDAQ market index, an industry group of 35 East South Central Banks and a peer group of Mississippi bank holding companies. The peer group used was: Hancock Holding Company, NBC Capital Corporation, First National Financial Corpora-tion and First M & F Corporation for 1990 thru 1993. First National Financial Corporation merged into a much larger bank in 1994 and their individual performance was not available and was not used in 1994. The weighted market capitalization rate for each holding company was used in compiling the peer group index. The Company will use the East South Central Banks as the Industry Index in the future. The Company feels that a peer group of only three bank holding companies is not large enough to give a true representation of the comparison performance.

Note to chart above: Assume $100 invested on January 1, 1990, in The Peoples Holding Company stock, and an identical amount in the NASDAQ market index - The peer group of bank holding companies - The East South Central Banks Industry Index.

There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make nor endorse any predictions as to future stock performance.

                 TRANSACTIONS WITH MANAGEMENT

   The Bank has had in the past, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal stockholders of the Company and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and do not involve more than normal risks of collectibility or present other unfavorable features. Other than these transactions, there were no material transactions with this group during 1994.

                      SHAREHOLDERS' PROPOSALS

   Proposals of security holders intended to be presented at the next meeting must be received by the Company for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting by December 9, 1995.

             RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

   The Board of Directors has selected the firm of Ernst & Young LLP, Certified Public Accountants, as independent auditors of the Company. In this capacity the firm will audit the books and records of The Peoples Holding Company and provide written certificates on the financial statements of the Company. The firm has served in this capacity since the Company's formation. A representative of this firm will attend the annual stockholders meeting and will be available to respond to appropriate questions. Ernst & Young prepared the Federal and State Income Tax Returns for the years 1980 through 1993, which were approved by the Board of Directors. Cost of preparing the tax returns was included in the total bill and the actual cost is not readily determinable.

                  RELATIONSHIP WITH LEGAL COUNSEL

   The Company and its subsidiary have retained the law firm of Mitchell, Voge, Beasley and Corban as general counsel. W. P. Mitchell is a partner in said law firm and is Chairman Emeritus of the Board of Directors of the Bank. William M. Beasley is also a partner in said law firm. The Company and its subsidiary paid this firm fees and expenses totaling $141,748.88 during 1994.

   During 1994, the Bank retained the firm of Edwards, Storey, Marshall and Helveston as local counsel for the branch bank at West Point, Mississippi. A. M. Edwards, Jr. is a partner in said law firm. During 1994 the bank retained the firm of Gifford and Allred as local counsel for the branch bank at Booneville, Mississippi. Eugene B. Gifford, Jr. is a partner in that law firm.

                       FINANCIAL STATEMENTS

   THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO EACH STOCKHOLDER REQUESTING SUCH A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THEREOF REQUIRED TO BE FILED WITH THE COMMISSION PURSUANT TO RULE 13 a-1 UNDER THE ACT FOR THE COMPANY'S MOST RECENT FISCAL YEAR, TO A BENEFICIAL OWNER OF ITS SECURITIES UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. EACH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE FOR THE ANNUAL MEETING OF THE COMPANY'S SECURITY HOLDERS, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT SUCH MEETING. REQUEST FOR THE ABOVE INFORMATION SHOULD BE DIRECTED TO: THE PEOPLES HOLDING COMPANY, P.
O. BOX 709, TUPELO, MISSISSIPPI 38802, ATTENTION:  WAYNE CONWILL,
VICE PRESIDENT.


                          OTHER BUSINESS

   Management at present knows of no other business to be brought before the meeting. If further business is properly brought before the meeting or an adjournment thereof, it is the intention of management to vote the accompanying proxies in accordance with management's judgment.

BY ORDER OF THE BOARD OF DIRECTORS


                                   /S/ John W. Smith
                                  ___________________
                                    Signature

APPENDIX A....  PROXY FORM

THE PEOPLES                                    PROXY
HOLDING COMPANY
P. O. Box 709                  THIS PROXY IS SOLICITED ON BEHALF OF
Tupelo, Mississippi 38802      THE BOARD OF DIRECTORS

                         The undersigned hereby appoints William M.
                         Beasley, George H. Booth, II, Frank B. Brooks,
                         A. M. Edwards, Jr., and Eugene B. Gifford, Jr. as proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of The Peoples Holding Company held on record by the undersigned on March 17, 1995, at the annual meeting of shareholders to be held on April 11, 1995, or any adjournment thereof.

(1)  Election of Directors.
     NOMINEES:

     FOR THREE-YEAR TERM ENDING IN 1998: Dr. Walter L. Bourland, John W. Smith, Jimmy S. Threldkeld, Robert H. Weaver and J. Larry Young

    VOTE FOR all nominees listed               VOTE WITHHELD for all
    (except as written to the                  nominees listed [_______]
     contrary below)   [_______]
(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

(2) To approve a proposal to amend the articles of incorporation to in-crease to 7,500,000 the authorized shares of common stock of the Company.
  FOR[____]  AGAINST[___]     ABSTAIN [__]

(3) To ratify the appointment of Ernst & Young LLP of Memphis, Tennessee, as auditors for the Company for the current year.
     FOR[___]   AGAINST[___]     ABSTAIN[___]

(4) In their discretion, the Proxies are authorized to vote such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

Please sign below exactly as name appears on back of proxy card. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated ____________________, 1995    __________________________________
                                       Signature

                                    __________________________________
                                       Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.